Exhibit 99.2

Jeff Cohn – Suchit – Podcast on Modulex

Fri, Mar 10, 2023 10:46AM • 24:13

SUMMARY KEYWORDS

factory, technology, modular, UK, building, steel, terms, construction, manufacturing, built, student accommodation, hotel, India, pandemic, required, market, 3d volumetric, jeff, square meters, architect

SPEAKERS

Jeff Cohn, Suchit Punnose

Jeff Cohn

Welcome everyone. This is Jeff Cohn with the Wall Street resource. Joining me is Suchit Punnose, he’s the CEO of Modulex Modular. They’re in the process of being acquired by PHP ventures. Good morning, Suchit.

Suchit Punnose

Good morning, Jeff.

Jeff Cohn

Suchit, for those that aren’t familiar with Modulex, can you just give us a quick overview of what you guys do?

Suchit Punnose

Sure, yeah. Firstly, thank you for this opportunity. Modulex Modular Buildings PLC is a UK headquartered company. And essentially, it is manufacturing 3D volumetric steel modular buildings. It’s a modern method of construction, which enables us to build buildings very rapidly on high speed and high quality on the basis of a fixed cost and time guarantee.

Jeff Cohn

Okay, and then I’m going to back up for a second. So, I understand that you’re in the process of being acquired by PHP. Can you give us a little colour on that in terms of, you know, when is that expected to be voted on and why they chose you guys?

Suchit Punnose

So, PHP ventures, PHP stands for people helping people. They are essentially a NASDAQ listed SPAC. We have filed BCA in early December. And we are hoping to file the F4 before the end of March. And post that how long it takes for the SCC to approve. So, we’re hoping that business combination would happen before the end of June. In terms of reasons for choosing us, we are going to be one of the first construct tech businesses to go on to the NASDAQ market. Our technology and our factory rollout programme, it’s targeted at the growth markets, which is where we believe the greatest opportunities lie in terms of infrastructure, real estate spending. And of course, demographic growth, which is required to drive the real estate sector. India alone is expected to have its real estate sector cross a trillion dollars in size by 2030. So, the ability of the technology to hit the heart of the problem of affordable housing by producing high quality homes, which are Carbon Net Zero certified, and with the large capacity factory is setting up in India, and we’re calling it a Mega Factory are some of the reasons why PHP has chosen us.

Jeff Cohn

Okay. So, you’re in the in the process of setting up the factory, you presently don’t have a completed one is that correct?

Suchit Punnose

Correct. So, we are in pre revenue, but we will be going into revenue in FY 24/25. We are aiming to conclude the construction of the first factory by the end of this year. We will then go into a get what we call a BOPAS certification, that’s B O P A S, it’s the build off site property assurance scheme, the UK technical accreditation required to export into the UK market and simultaneously we will start supplying into the Indian market as well.

Jeff Cohn

Okay, and then your approach is a different one. There are other ways of doing it, how what’s that competitive landscape look like in terms of how you see yourself and the alternatives.

Suchit Punnose

So, in terms of the different types of technologies and in what we call modern method of construction, so modern method of construction is any construction that’s evolved after World War 2. The traditional construction of course, it’s been around since the beginning of time. Hence the word modern. Broadly under modern method of construction, we have three further streams of technology. So, we have a pre-engineered building which is the technology used to build large warehouses, factories etc. We then have pre-cast which is typically where you would pour concrete into a dye or a mould and you have 2D flat panels coming out which is assembled on site. Our technology is a third one which is 3D volumetric, steel modular building technology, essentially to simplify the technology. If you can imagine an architect’s 2D drawing we simulate that into a 3D building and we then chop that into rectangular cubes which are hand manufactured on a production line, much like a car assembly line. However, in these modules as we call them, hence the word modular. These are typically rectangular cubes 15 metres by 4 metres, and they are manufactured on a production line and at the end of the of the factory production line, it turns into a fully fitted out module. For example, if we are manufacturing a hotel room, the hotel room module would leave with everything that you see in it, i.e., the bed, mattress pillow, throw curtain, iron, ironing bowl, TV, whatever the hotel brand standards are, will be pre fitted in the factory and then taken to site and put together like big Lego pieces. So, our key differentiator is that we are a full fit our technology, we use less concrete therefore we’re much greener. And we’re able to give a commercial contract on a fixed cost and time guarantee.

Jeff Cohn

Okay, am I picture it correctly, where you probably compete against the steel cargo containers only years is more finished?

Suchit Punnose

So, if you think about it, the question to ask Jeff is why haven’t me use the container design and technology to fix the global housing shortage and in theory, we should be able to. And the reason is because steel containers are an overkill in terms of the steel content, that you have practical issues in terms of the fact that the walls of the containers are load bearing. And as you would appreciate, these shipping containers are made very strong to withstand the continuous transport across these and the rough handling that it comes across. We don’t need that much steel to make beautiful looking buildings. So, on an average we need seven kilogrammes of steel per square foot, which is what we need as a light or a non-steel intensive technology. Steel containers have never taken off because for example too much of steel which leads to issues with mobile phone reception. Say so there are student accommodation parks built here in the UK using shipping container. You don’t get reception inside the buildings which becomes a problem because of too much of iron, in its DNA. So, there are practical problems related to steel containers. And of course, steel containers come as a standard size. Our modules do not come as standard size. It depends on the design of the building.

Jeff Cohn

Okay. Have you manufactured some buildings yet, but just not put a factory that can do it in quantity or you haven’t built anything yet?

Suchit Punnose

So, Modulex is essentially us putting together a senior team of UK modular experts. Starting with our strategic adviser Richard Ogden, who’s been in the industry for more than 40 years. He’s the man who designed BOPAS the Teck accreditation scheme, he introduced modular to McDonald’s in the UK. So, McDonald’s rolled out 700 restaurants between 1992 and 2002. He retired as a build off site Chairman so he’s is a senior most in our team. And we are then putting together or we have put together rather strong team of UK model experts who will move into India and establish and run the first factory. We are planning to have a modular building academy in situ in the factory from which we plan to train people who would be then be sent out into the factories where we are rolling out the factory so that’s namely South Korea, Vietnam, Saudi Arabia, Egypt and Brazil.

Jeff Cohn

Okay, and so what’s the main benefits to your process versus others?

Suchit Punnose

So, going back to the three streams of technology, so pre-engineered buildings are largely for open span, big factory sheds, our or our own factory would be made use of pre-engineered building tech precast, which the second one is got severe limitations is heavy, concrete intensive, and comes with design restrictions. 3D volumetric is green, high quality, high speed and as a full fit our technology giving us the time and cost advantage. So, the precast technologies that are around in the world they enable you to make the structure of the building that will put up the structure very quickly. And then you still have the onsite issues related to quality control and time and cost overruns. Because we are making this a full fit out technology and fully fitting out the module in the factory, we are able to do it much faster for example 55,000 square feet 100 room hotel can be completed from start to finish in 24 weeks and 92,000 square feet 40 bed hospital which is seven storey high can be completed in 160 days fully fitted out, we talking about the beds in the wards, all the moving furniture or the complex piping for oxygen etc, all the all the equipment’s that are to be put installed, all of that done in 160 days. So that’s the power of the technology. And what we’re doing, Jeff, is we’ve taken this established proven British Steel modular technology. And we then decided that this is needed in the growth markets with this great opportunity. So, we are then put together a senior team and taking it into India and into five other markets. But what we are also doing is as uniquely to this is that we are essentially bringing in AI for designing the building. Our buildings will our IoT enable smart sensors to collect data. And this data is used to reduce carbon footprint, enhance user experience and also reduce maintenance. And the entire manufacturing process is going to be built on a quality assurance programme based on blockchain. So, AI, IoT and blockchain come into play here which has three layers of technology that we are adding ourselves as Modulex with the EBITDA proprietary technology that we are developing. And the final component to our technology is that all our buildings will be Carbon Net Zero certified. So, we believe that the development and application of the three major technologies into our core tech stack, and also the Carbon Net Zero certification gives us a definitive edge compared to other modular contractors.

Jeff Cohn

Okay, so you mentioned, you know, residentials, hotel and with the carbon savings, it sounds like it could be for commercial. What’s the lowest hanging fruit? And, you know, the biggest pain points you’re initially solving?

Suchit Punnose

If you look at it sectually, we are targeting hotels, hospitals, care homes and student accommodation. Now, these four asset classes, Jeff have a similarity in that they all are owned, typically by a PRPCO. And they are operated by an operating company, they have multiple rooms, which is where the problem starts with construction. But the end user doesn’t own these properties. So, they take length of time for whatever reason. And if you look in the UK, there is Unite, which is a Footsie 250 company, it’s perhaps UK’s largest student accommodation provider. And they have a 14 billion of assets, which have been built using this technology. So that’s an area that it’s going to explode in terms of education related infrastructure in the growth markets. We have a chain called Premiere Inn here in the UK for 700 plus hotels, of which nearly 300 odds are built modular. Again, that’s an established sector in which this technology has been used. We have hospitals, care homes etc. and are also being rolled out in the UK. So, all we’re doing is really taking a proven tech, we know the asset classes where it can be applied in the real estate, we are layering it with emerging tech and Carbon Net Zero certification and then taking it into growth markets and setting up what we calling Mega Factories. These are 40-acre sites, these factories can produce 300,000 square metres initially on double shift and we can scale it up to 1.2 million square metres. We believe our high-capacity approach gives us economies of scale high volume, reasonable margins which will then kick in in terms of the deliverability that we can offer to large contracts.

Jeff Cohn

Okay. The factory is that fully funded or you need to raise money for that?

Suchit Punnose

The factory is fully funded. So, we will go on to production. In fact, you’ll find in the affinity of we are saying that the cash on closer requirement is zero. However, we are we are pushing hard to raise 100 million. We got quite a few family offices that’s quite keen and we have a tendency time sheet for 50 million of the 100 million at the moment and a few more conversations happening. So, we are quite confident that we should be able to reach our target by the time we get the approval and the final vote is done.

Jeff Cohn

Okay. And then, I believe you chose India, are there any special attributes of India because it seems like your product could go in lots of different markets?

Suchit Punnose

Indeed, we chose the what we believe is now currently the largest growth economy at the moment. So, India is now the fifth largest economy, it’s going to become the third largest economy by 2030. And its real estate sector is going to across a trillion dollars for the first time. So commercial, residential, hotels, hospitals, across all asset classes, there’s a huge demand. And we believe we are well positioned to cater to that demand.

Jeff Cohn

Do you have a big problem in educating the market?

Suchit Punnose

Very good question. So, what we’ve seen Jeff is that, pre-pandemic, people were indifferent, or just because they didn’t actually see it or that because they were vested interests, the stakeholders, the architects, consultants, and the engineering community largely did not look at it. But what we saw with COVID, and the lock down was this very interesting shift towards acceptance by all the stakeholders because they woke up to realise that there is an environmental curve that needs to be flattened, there’s an overhang in terms of demand for basic social housing, health care, etc. Healthcare systems across the world got came under review and pressure due to the pandemic. And we see that in the in the type of inquiries we get through our website, pre-pandemic, the questions are mainly about the technology, how will it work? You know, is it earthquake is a stable is that quake proof, etc, that was pre-pandemic. Post-pandemic, we get queries of simply saying, we want 100,000 square metre hospital, can you please give us a price? So, we believe that timing is right with many things, you have to be right with the timing. And if I can draw a quick parallel to Tesla. Tesla got their timing right in terms of going into the electrification of vehicles. We believe we are similarly at the stage where construction is slipping into manufacturing. And we are well placed to grab that opportunity.

Jeff Cohn

So, who’s the key person who drives sales? Is it an architect.

Suchit Punnose

In our case, we are going to be doing direct B2B and B2B2C. So B2B would be to go to, say, Marriott and say that we can supply hotels that are for any of their developers. Incidentally, the world’s largest, sorry, the world’s tallest hotel modular hotel is in New York, Jeff, you should go check it out. It’s an it’s an AC by Marriott. It’s an it’s a 28-storey tower, which is assembled on site in 90 days, it was manufactured in Poland, taken on trucks to Germany shipped to New York, and last mile on truck as well. So that’s a classic example of how this technology is already there in the US and is required, or more required. So, we’ll go to somebody like Marriott who may want to roll out. So that’s a B2B. We would go to developers, that’s again, a B2B. But we would also go to architects and make them into channel partners and give them access to our tech platform where they can interface with our design library, tweak the designs to suit the client and produce a fully manufacturable, if I can use that word, drawing that can be sent to the factory to commence production all in a very neat, customer friendly, UI UX environment.

Jeff Cohn

Okay, so I know it’s not built yet but do you have an idea of what capacity your factory will give?

Suchit Punnose

Yes, 300,000 square metres per annum initially on double shift, and we then have an additional 20 acres where we can put three most similar sheds and these would be then each of them would give us a 300,000 square metre capacity. What that means is that we can scale it from 300,000 square metres to 1.2 million square metres.

Jeff Cohn

Okay, and then what’s the revenue model look like?

Suchit Punnose

So, we are hoping to start off with around 11 million in our first year, and we are hoping to increase to just under 900 million out of five factories by year five.

Jeff Cohn

Okay, and then what type of gross margins do anticipate?

Suchit Punnose

Roughly 30%.

Jeff Cohn

Okay. And in terms of gating factor, you know, their supply chain issues are other issues about steel getting steel are the prices of steel?

Suchit Punnose

So, we are essentially doing everything that will be done in a construction site in a covered environments in a factory. So, the labour required is essentially all this skilled labour that you would find in a traditional construction site i.e., in electrician, plaster and plumber, etc. So, that’s, that’s where we are. So, we are exposed to the, to the market. But as I said earlier on, we are setting up the world’s first modular building academy in suite in a factory that’s going to be in our Indian factory. And then we plan to do that with all the other factories. In terms of commodities and input materials, our base material is of course steel, there is there is concrete in our technology as well. But there is little competitors’ additional construction. So, we would be exposed to the same supply chain issues as a traditional construction contractor would be, we’re no different. Perhaps where we have an advantage is that we are able to buy, because of the speed of our manufacturing, we were able to buy commodities in one go. And that should give us a greater purchasing power and also price advantage which we can then pass on to our clients.

Jeff Cohn

Okay. And then you’ve mentioned some of these things. But could you just give us a nice little timeline of some of the events and milestones and catalysts that we should look for?

Suchit Punnose

Sure. So hopefully by the end of this month, we are going to file the F4. With a bit of wind in our sails, we should have SCC approve the F4 filing and go for final vote and business combination before the end of June. End of the year, early next year, we will be going in for the commencement of the production of the first factory and post listing, end of year 3, we would have bought land and build five factories across five jurisdictions. And then by which time, we’re hoping that we should be able to see an interesting turn in our price and performance as soon as those five factors go online. And end of year 5, we are planning to divest 25% stake in these local subsidiaries by listing them onto the local stock market. Our Indian subsidiary is already listed on the on the BSE the Bombay stock exchange the main market in India. And we hope to do that the same thing with the other subsidiaries in the five target markets.

Jeff Cohn

Interesting. Well before we go, are there any closing remarks you want to leave us with?

Suchit Punnose

So, I think the closing line from us is that the world needs to flip into manufacturing when it comes to construction. We’ve had several decades of internal combustion engine-based cars and now the World has realised the problems with that and pivoting into electric vehicles. Similarly, construction requires to be pivoted into manufacturing. And our business plan is well suited to deliver the products required to maximise on that opportunity.

Jeff Cohn

Very good. Well, Suchit, thank you very much for sharing the Modulex modular story.

Suchit Punnose

Well, thank you, Jeff, for the time and opportunity. Have a good day.

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